UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2008

VICAL INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21088 (Commission File Number)	93-0948554 (I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California (Address of principal executive offices)	92121-4340 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 21, 2008, Vical Incorporated (the “Company”) announced that it had initiated a strategic restructuring of its operations in order to preserve capital and focus the Company’s efforts on its most advanced product development programs. The strategic restructuring will result in a reduction in the Company’s workforce of approximately 20%. The Company intends to provide cash severance payments and continuation of benefits to employees directly affected by the workforce reduction. The Company estimates that it will incur a charge of approximately $0.8 million in the fourth quarter of 2008 for costs related to severance and continuation of benefits. Additionally, the Company estimates it will record a charge of $0.5 million in the first quarter of 2009 related to the accelerated closure of a research facility. The Company expects to complete the activities related to this strategic restructuring and recognize the full $1.3 million of related charges by the end of the first quarter of 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Vical Incorporated on November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: November 21, 2008	By:	/s/ JILL M. CHURCH
Jill M. Church
Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Vical Incorporated on November 21, 2008.